LIQUIDATED DAMAGES AGREEMENT

     THIS LIQUIDATED DAMAGES AGREEMENT (the "Agreement") dated as of the 30th day of June, 1997 is by and among those Shareholders of PIMA HEART ASSOCIATES, P.C., an Arizona corporation (the "Company") who have executed this Agreement below (each such person being individually referred to as a "Shareholder" and collectively as the "Shareholders"), MEDCATH INCORPORATED, a North Carolina corporation ("MedCath") and PIMA HEART PHYSICIANS, P.C., an Arizona professional corporation (the "Practice").

                                    RECITALS:

     1. The Shareholders are the owners of all of the issued and outstanding common shares of the Company;

     2. The Shareholders are also the owners of Practice which specializes in the practice of cardiology;

     3. As of the date hereof, MedCath and the Shareholders have entered into that certain Share Exchange Agreement and Plan of Reorganization (the "Share Exchange Agreement") pursuant to which the Shareholders shall exchange their common shares of the Company for common shares of MedCath;

     4. As a material condition to the closing of such transaction, and as an inducement to MedCath to enter into such transaction, each of the Shareholders have agreed to become employed by the Practice and to cause the Practice to enter into as of the date hereof a Service Agreement with the Company (the "Service Agreement");

     5. MedCath would not enter into the Share Exchange Agreement if each of the Shareholders had not agreed to be employed by the Practice and to enter into this Agreement;

     6. The Shareholders acknowledge that MedCath and the Company will be materially damaged if they fail to remain employed by the Practice in accordance with the terms of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The parties hereto acknowledge that the Company is, as of the date hereof, entering into the Service Agreement with the Practice, which Service Agreement requires that for the benefit of the Practice and the Company, that each of the Shareholders, as physician employees of Practice as of the date hereof, execute an employment agreement (an "Employment Agreement") for the provision of the full-time service of such individual. MedCath would not enter into the Share Exchange Agreement unless each of the Shareholders so agreed to remain employed by the Practice in that their employment by Practice enhances the value of the Service Agreement and also therefore, the value of the Company to MedCath. The Shareholders agree and covenant that except as provided in
Schedule 1 attached hereto, each such Shareholder as a physician employee of the Practice shall remain employed by the Practice pursuant to the terms of such Shareholder's respective Employment Agreement for at least five (5) years from the Closing Date (as defined in the Share Exchange Agreement) subject only to the death or permanent disability of any such physician employee. The Shareholders shall have breached their covenants set forth in this paragraph 1 in the event that any Shareholder fails to so remain employed by Practice for at least five (5) years from the Closing Date unless such Shareholder is a "Retiring Shareholder" or a "Part-Time Shareholder" as defined in Schedule 1 attached hereto.

     2. Each of the Shareholders further hereby acknowledge and agree that MedCath and the Company will incur substantial losses and damages in the event that any Shareholder as a physician employee of Practice fails to fulfill his obligations to remain employed by the Practice for at least five (5) years from the Closing Date, except in the case of a Retiring Shareholder or a Part-Time Shareholder as defined in Schedule 1. Accordingly, in the event that any Shareholder of the Practice as of the date hereof (the "Breaching Physician") hereafter ceases to be employed on a full-time basis for any reason by Practice for at least five (5) years from the Closing Date (other than due to the death or permanent disability of any such physician employee or in the case of a Retiring Shareholder), which failure shall constitute a material breach of their covenants in paragraph 1 hereof and which shall materially decrease the value of the consideration received by MedCath pursuant to the Share Exchange Agreement, then all of the Shareholders, jointly and severally, agree to indemnify MedCath for its losses and damages suffered as a result of such failure. Due to the difficulty in measuring such loss, MedCath and the Shareholders agree that upon any such Breaching Physician's failure to fulfill his obligation to so remain employed for five (5) years by Practice from the Closing Date, the Shareholders shall be jointly and severally obligated to pay to MedCath as indemnification, liquidated damages in an amount determined as set forth in Schedule 1 attached hereto, provided that nothing herein shall release Practice or its Shareholders as physician employees from any noncompetition covenant or restriction to which they are a party during such five (5) year period and for the one (1) year period thereafter. Such amounts of liquidated damages shall be due in full within fifteen (15) days of demand therefore by MedCath.

     3. In the event of any conflict or inconsistency between the terms of any Employment Agreement between a Shareholder and Practice (other than the terms set forth in Section 6 of any such Employment Agreement), the Service Agreement, this Agreement and the Share Exchange Agreement (collectively, the "Controlling Documents") on the one hand, and the terms of Section 6 of any such Employment Agreement or any rules and regulations incorporated therein on the other hand, the parties hereto agree that the Controlling Documents shall govern and control all such conflicts, inconsistencies, issues and matters.

     4. It is further acknowledged and agreed that any termination for any reason of the Employment Agreement which each Shareholder has entered into with the Practice shall not release a Shareholder from any obligation or liability which he may have under any of the Controlling Documents or under any provision of the Employment Agreement containing noncompetition or other restrictive covenants.

     5. The parties hereby incorporate the terms and conditions of Article XIII from the Share Exchange Agreement in their entirety as if all such provisions were fully set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MEDCATH INCORPORATED

                                       By:  /s/ David Crane
                                          --------------------------------------
                                       Title:  Executive V.P. & C.O.O.


                                       PIMA HEART PHYSICIANS, P.C.

                                       By:  /s/ Santiago C. Ramirez
                                          --------------------------------------
                                       Title:___________________________



                                       /s/ Stephen S. Algeo
                                       -----------------------------------------
                                                 Stephen S. Algeo, M.D.


                                       /s/ John E. Boulet
                                       -----------------------------------------
                                                 John E. Boulet, M.D.


                                       /s/ Laryenth D. Lancaster
                                       -----------------------------------------
                                                 Laryenth D. Lancaster, M.D.


                                       /s/ David I. Lapan
                                       -----------------------------------------
                                                 David I. Lapan, M.D.


                                       /s/ Monty C. Morales
                                       -----------------------------------------
                                                 Monty C. Morales, M.D.


                                       /s/ Marius M. Wagner
                                       -----------------------------------------
                                                 Marius M. Wagner, M.D.


                                       /s/ Edward Byrne-Quinn
                                       -----------------------------------------
                                                 Edward Byrne-Quinn, M.D.


                                       /s/ Jose J. Fernandez
                                       -----------------------------------------
                                                 Jose J. Fernandez, M.D.

                                       /s/ Charles A. Katzenberg
                                       -----------------------------------------
                                                 Charles A. Katzenberg, M.D.


                                       /s/ Lou L. Lancero
                                       -----------------------------------------
                                                 Lou L. Lancero, M.D.


                                       /s/ Santiago C. Ramirez
                                       -----------------------------------------
                                                 Santiago C. Ramirez, M.D.


                                       /s/ Lawrence P. Temkin
                                       -----------------------------------------
                                                 Lawrence P. Temkin, M.D.


                                       /s/ Jerrold A. Winter
                                       -----------------------------------------
                                                 Jerrold A. Winter, M.D.

                                   SCHEDULE 1
                                     TO THE
                          LIQUIDATED DAMAGES AGREEMENT
                                 BY AND BETWEEN
                              MEDCATH INCORPORATED
                                       AND
                               THE SHAREHOLDERS OF
                           PIMA HEART ASSOCIATES, P.C.
                                  June 30, 1997

Liquidated Damages.

     1. In the event of a breach of paragraph 1 of this Agreement due to a Shareholder's ceasing to be employed by Practice for any reason other than as a result of his death or permanent disability (a "Breaching Physician"), unless such Shareholder is a Retiring Shareholder or a Part-Time Shareholder as defined Paragraph 5 below, the amount of "Liquidated Damages" immediately due to MedCath from the Shareholders, shall equal the Breaching Physician's Consideration Allocation reduced by the Breaching Physician's Management Fee Allocation. "Consideration Allocation" shall mean the amount listed in Paragraph 2 below that is allocated to the Breaching Physician as provided in Paragraph 3 below. Such obligation to pay the Liquidated Damages shall be a joint and several liability of the Shareholders. A Breaching Physician's "Management Fee Allocation" shall mean the cumulative Management Fee paid by Practice to Manager under Section 8.1 of the Service Agreement, calculated however by excluding all Manager Expenses, Practice Expenses, and Physician Surplus and any payment of liquidated damages which is due to Manager pursuant to the Service Agreement therefrom, which Practice allocated through the date of the event giving rise to application of this Schedule 1 to the Breaching Physician in determining his compensation under his employment agreement with Practice.

     2. The "Consideration Allocation" to be allocated among the Shareholders shall equal:

     [             ]   If the breach occurs between Closing and the last day of
                       the sixth (6th) month after Closing.

     [             ]   If the breach occurs between the first day of the seventh
                       (7th) month and the last day of the twelfth (12th) month after Closing.

     [             ]   If the breach occurs between the first day of the
                       thirteenth (13th) month and the last day of the eighteenth (18th) month after Closing.

     The Consideration Allocation shall be further increased by nine percent (9%) for each six (6) month period after the eighteenth (18th) month until the fifth (5th) anniversary.



[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     3. Listed below is the allocation of the Consideration Allocation among the Shareholders as determined by Practice:

                                     Percentage of Consideration Allocation
Shareholder                                Allocated to Shareholders
-----------                                -------------------------

Stephen S. Algeo, M.D.                              [       ]

John E. Boulet, M.D.                                [       ]

Laryenth D. Lancaster, M.D.                         [       ]

David I. Lapan, M.D.                                [       ]

Monty C. Morales, M.D.                              [       ]

Marius M. Wagner, M.D.                              [       ]

Edward Byrne-Quinn, M.D.                            [       ]

Jose J. Fernandez, M.D.                             [       ]

Charles A. Katzenberg, M.D.                         [       ]

Lou L. Lancero, M.D.                                [       ]

Santiago C. Ramirez, M.D.                           [       ]

Lawrence P. Temkin, M.D.                            [       ]

Jerrold A. Winter, M.D.                             [       ]

     4. Notwithstanding the payment of Liquidated Damages as set forth above, nothing herein shall release the Practice or the Breaching Physician from any noncompetition covenant or restriction which shall remain in full force and effect and MedCath shall also be entitled to any other equitable relief to which it is entitled under this Agreement, the Service Agreement, any employment agreement or otherwise (e.g., injunctive relief).

     5. Notwithstanding anything herein to the contrary, Liquidated Damages shall not be due if (x) at any time after three (3) years from the Closing Date, up to three (3) Shareholders, who prior to their retiring are designated in writing by the Practice as a "Retiring Physician" for purposes of this Agreement, terminate their employment with the Practice in which event such termination shall not be a breach of this Agreement or the Service Agreement as long as such Shareholders have fully retired from the practice of medicine and all other professional medical duties and (y) up to one (1) Shareholder in the aggregate at any one time during the first year


[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

after the Closing Date and up to an aggregate of two (2) Shareholders at any one time during the second through fifth years after the Closing Date elect part-time status in accordance with Practice's policies (a "Part-Time Shareholder") provided further that during the fourth and fifth years after the Closing Date, the Practice may elect, upon prior written notice to Manager, to reduce the maximum potential number of Retiring Physicians and replace each Retiring Physician position which is eliminated with a position for an additional Part-Time Shareholder; provided further however, at no time during the fourth and fifth years after the Closing Date shall there be more than an aggregate at any one time of five (5) Retiring and Part-Time Shareholders, and there shall never be more than three (3) Retiring Shareholders in the aggregate prior to the fifth anniversary of the Closing Date. All such Shareholders shall remain subject to their noncompetition covenants set forth in their Employment Agreement no less than for the remainder of such five (5) year period plus one
(1) year thereafter.

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